Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	Samuel B. Hay III
President and Chief Executive Officer
Main Street Banks, Inc.
(770) 786-3441

MAIN STREET BANKS TO PRESENT AT SUNTRUST ROBINSON HUMPHREY INVESTOR CONFERENCE

ATLANTA, GA – March 28, 2005 – Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Samuel B. Hay, president and chief executive officer, will make a presentation at the SunTrust Robinson Humphrey 34th Annual Institutional Investor Conference in Atlanta on Monday, April 11th at 11:05 a.m. EDT.

The presentation slides and the live audio web cast will be available through Main Street’s web site at www.mainstreetbank.com and a replay of the presentation will also be available for approximately 30 days at the same address.

About Main Street

Main Street Banks, Inc., a $2.3 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest and highest performing community banking organization in the Atlanta metropolitan area.